EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-42222, 33-41542, 33-41543, 33-59187, 33-60901, 33-60591, 33-82474,
333-68399 and 333-95113 of Sierra Health Services, Inc. on Forms S-8 of our report dated February 14, 2000, appearing in this Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1999.

Las Vegas, Nevada
March 24, 2000


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